Exhibit 1.01
Cardinal Health, Inc.
Conflict Minerals Report
For the 2020 Reporting Period
Introduction
As used in this report, "Cardinal Health," "we," "our," "us" and similar pronouns refer to Cardinal Health, Inc. and its consolidated subsidiaries, unless the context requires otherwise. "Conflict minerals" (or “3TG”) are defined as columbite-tantalite (coltan), cassiterite, gold and wolframite and the derivatives tantalum, tin and tungsten.
Cardinal Health is a global, integrated healthcare services and products company providing customized solutions for hospitals, healthcare systems, pharmacies, ambulatory surgery centers, clinical laboratories and physician offices. We provide medical products and pharmaceuticals and cost-effective solutions that enhance supply chain efficiency.
We manage our business in two segments: Pharmaceutical and Medical. Our Pharmaceutical segment distributes branded and generic pharmaceutical, specialty pharmaceutical and over-the-counter healthcare and consumer products in the United States. This segment also: provides services to pharmaceutical manufacturers and healthcare providers for specialty pharmaceutical products; operates nuclear pharmacies and radiopharmaceutical manufacturing facilities; provides pharmacy management services to hospitals as well as medication therapy management and patient outcomes services to hospitals, other healthcare providers and payers; and repackages generic pharmaceuticals and over-the-counter healthcare products.
Our Medical segment manufactures, sources and distributes Cardinal Health branded medical, surgical and laboratory products, which are sold in the United States, Canada, Europe, Asia and other markets. In addition to distributing Cardinal Health branded products, this segment also distributes a broad range of medical, surgical and laboratory products known as national brand products and provides supply chain services and solutions to hospitals, ambulatory surgery centers, clinical laboratories and other healthcare providers in the United States and Canada. This segment also distributes medical products to patients' homes in the United States through our Cardinal Health at-Home Solutions division.
Our Pharmaceutical segment, which generated approximately 90% of our consolidated revenue for our fiscal year ended June 30, 2020, does not have any in-scope products under the 3TG Rule (as defined below). Accordingly, most of our business activities do not come within the scope of the 3TG Rule.
Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and Form SD (together, the "3TG Rule"), this Conflict Minerals Report describes, for the period from January 1, 2020 to December 31, 2020 (the "2020 Reporting Period"), our reasonable country of origin inquiry ("RCOI") and the measures we have taken to exercise due diligence on the source and chain of custody of the 3TG contained in, and necessary to the functionality or production of, the products that we manufactured or contracted to manufacture during the 2020 Reporting Period.
In-Scope Products and Our Supply Chain
We assessed all product lines manufactured or contracted to be manufactured by us in the 2020 Reporting Period to determine whether they potentially contained necessary 3TG. Through the assessment process, our product teams determined that certain product lines manufactured or contracted to be manufactured by our Medical segment (collectively, the "Products"), including RFID enabled inventory management cabinets and wands, negative pressure wound therapy devices and enteral feeding, electrode and thermometry product lines, contained necessary 3TG for the 2020 Reporting Period.
Our supply chains are complex and fragmented. As a “downstream” company, we are many tiers removed in the minerals supply chain from smelters and refiners (collectively, "SORs") that process the 3TG found in the Products, with many intervening third parties between the original sources of 3TG and us.
Reasonable Country of Origin Inquiry
As required by the 3TG Rule, we conducted a good faith RCOI regarding the 3TG in materials, components and finished goods supplied to us that relate to the Products. The RCOI was designed to determine whether any of the 3TG originated in the Democratic Republic of the Congo or its adjoining countries (collectively, the “Covered Countries”) and was not from recycled or scrap sources. Selected elements of our RCOI process are described below.

•With the assistance of a third-party vendor with expertise in supply chain traceability (the “Vendor”), we engaged 45 potentially in-scope suppliers to collect information regarding the presence and source of 3TG in the Products. These suppliers were asked to complete the Conflict Minerals Reporting Template (the “CMRT”) and return it to the Vendor for assessment and management. The CMRT is an internationally recognized standardized reporting form developed by the Responsible Minerals Initiative ("RMI") that requests, among other things, information regarding the SORs that processed the 3TG in the supplier’s products, the country of origin of that 3TG and the supplier’s compliance program. Any suppliers that provided information on the CMRT at the company level are encouraged to re-submit at the product level.
•The Vendor followed up with all unresponsive suppliers using both automated and personalized emails and call outreach and offered assistance and further information about the requirements of the 3TG Rule and our compliance expectations.
•The Vendor identified and followed up on incomplete or contradictory answers in each CMRT submitted and encouraged suppliers to re-submit a corrected CMRT.
•Where suppliers identified SORs in their completed CMRTs, the Vendor verified whether the listed entities were SORs of 3TG by comparing the entities’ names to the CMRT’s smelter list. The Vendor also checked whether the SOR was listed by the RMI as being conformant with the RMI's Responsible Minerals Assurance Process (the “RMAP”) assessment protocols. The RMAP uses an independent third-party assessment of SOR management systems and sourcing practices to validate conformance with RMAP standards. Our suppliers identified a total of 331 SORs, of which 237 SORs were listed by the RMI as of May 11, 2021 as being “conformant” and 23 were listed as being “active” in the conformance assessment process. Over half of the CMRTs we received were prepared at a company level, meaning that they covered all the supplier’s products and not just those that the supplier sold to us. As a result, we were not able to determine whether the identified SORs processed the 3TG contained in the Products. In addition, the suppliers may not have identified all the SORs in their supply chains.
•The Vendor researched and reviewed mine information for the SORs to try to determine the mine and country of origin of the 3TG processed by the SORs.
Based on our RCOI, we have reason to believe that at least some of the 3TG contained in the Products may have originated in the Covered Countries and may not be from recycled or scrap sources. Accordingly, we exercised due diligence on the source and chain of custody of the 3TG.
Due Diligence
The due diligence measures described below were designed to conform, in all material respects, with the applicable portions of the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplements for tin, tantalum and tungsten and gold (Third Edition) (the "OECD Guidance"). The OECD Guidance identifies five steps for due diligence that should be implemented and provides specific guidance with respect to each step. We developed our due diligence measures to address each of these five steps and to help ensure that the 3TG in the Products is responsibly sourced. These measures considered the OECD Guidance’s recommendations for companies in the downstream segments of the supply chain, which typically are several tiers removed from, and have no direct relationships with, SORs. The following discussion addresses each of the five steps in turn.
1.    Establish Company Management Systems
We have implemented a 3TG compliance program (the “Program”) with the following attributes:
Policy Statement
We have adopted a Conflict Minerals Policy (the "Policy") that sets forth the expectation that our suppliers source materials from suppliers that also source responsibly, including from conflict-free mines in the Covered Countries. The Policy is available on our website at https://www.cardinalhealth.com/en/about-us/corporate-citizenship/ethics-and-governance.html. Information contained on our website is not incorporated by reference into this report or the Form SD.
The Policy states that we expect suppliers to be aware of the requirements of the 3TG Rule and other 3TG legislation and to respond in a timely manner to our requests for information. As stated in the Policy, we do not embargo sourcing from the Covered Countries and encourage our suppliers to continue to source responsibly from those countries.

Program Management
The Risk Management & Compliance, Procurement Operations group within our Medical segment oversees the Program. This group, which manages supplier due diligence with respect to environmental and social issues, reports to our senior leadership. In addition, this group reports on the Program to our company-wide ESG Steering Committee, the ESG Reporting Subcommittee of our Disclosure Committee and the Chief Legal and Compliance Officer.

Control Systems and Supply Chain Transparency
As discussed above, the Vendor facilitates supplier engagement and assists us in collecting, analyzing, verifying and storing supplier-provided data and performing due diligence for the Program. With the assistance of the Vendor, we contacted and solicited information from suppliers concerning the usage and source of 3TG using the CMRT.
Our Vendor Code of Conduct requires suppliers to comply with the Policy, including working with their suppliers to identify the source and chain of custody of any 3TG contained in their products. Under the Vendor Code of Conduct, suppliers must agree to cooperate with us in connection with any inquiries or due diligence that we choose to perform with respect to such 3TG. The Vendor Code of Conduct is available on our website at https://www.cardinalhealth.com/content/dam/corp/web/documents/Policy/cardinal-health-vendor-code-of-conduct-policy.pdf.
The Vendor maintains records of product and supply chain information collected through the due diligence activities carried out under the Program. Documentation is retained for at least five years in an electronic database.
Supplier Engagement
In support of our Policy, we have incorporated 3TG compliance provisions into the standard terms of our Medical segment's supplier agreement template. As discussed above, we also address 3TG compliance in the Policy and the Vendor Code of Conduct. Both documents are distributed to suppliers and publicly available on our website.
To further ensure suppliers understand and meet our expectations, we have, through the Vendor, provided suppliers of the Products with access to video and written training materials and courses and other compliance support on 3TG compliance and completing the CMRT. We encourage all suppliers to complete these courses and track training based on completion.
Grievance Mechanism
We have a dedicated email address for reporting questions or concerns relating to our Policy or Program to a Cardinal Health representative. The email address is conflict_minerals@cardinalhealth.com. In addition, we have a business conduct line that provides a mechanism for anyone to anonymously report conduct they know or suspect is in violation of Cardinal Health guidelines or policies, including any concerns related to the 3TG supply chain. The contact information for this mechanism is found in our Standards of Business Conduct, which is available on our website at https://www.cardinalhealth.com/en/about-us/who-we-are/ethics-and-compliance.html.
2.    Risk Identification and Assessment in the Supply Chain
Risks are identified by the Vendor's software based on “red flags” criteria established for supplier responses, including the submission of a CMRT with incomplete or contradictory answers. These risks are addressed in the first instance by the Vendor's staff, who contact the supplier, gather pertinent data and perform an assessment of the supplier’s 3TG sourcing risk. The results of the Vendor’s outreach campaign and review of CMRT responses, including the Vendor’s risk assessment, are communicated to our ESG Steering Committee, the ESG Reporting Subcommittee of our Disclosure Committee and the Chief Legal and Compliance Officer.
Possible sourcing risks are identified by assessing the due diligence practices of SORs listed on CMRT declarations. The Vendor determines whether each SOR identified in a CMRT response is conformant by reviewing the identified SORs against the lists of conformant SORs published by the RMI. SORs classified as actively pursuing conformant status under the RMAP also are identified. In addition, the Vendor uses other factors to assess possible SOR risk, including geographic proximity to the Covered Countries, known 3TG source country of origin and credible evidence of unethical or conflict sourcing.
Additionally, through the Vendor, we evaluate the strength of our suppliers' 3TG due diligence and supply chain control programs, further assisting us in identifying supply chain risk. The criteria used to evaluate the program strength of our suppliers includes reviewing whether the supplier has a 3TG policy, whether it has implemented due diligence measures for conflict-free sourcing, whether it verifies due diligence information from its suppliers and whether its verification process includes corrective action management. If a supplier is determined to have a weak program as a result of this evaluation, it receives a communication from the Vendor informing it of this rating.

3.    Risk Response Strategy
Together with the Vendor, we have developed processes to assess and respond to risks in 3TG sourcing.
The Vendor makes escalating contacts with suppliers that have not responded to our CMRT requests, emphasizing the importance of their response and their required cooperation for compliance with the 3TG Rule. When SORs determined to be of higher risk are reported on a CMRT by one of the suppliers surveyed, we seek to mitigate risk by requesting, through the Vendor, that the supplier take its own risk mitigation actions, including the submission of a product specific CMRT to better identify the connection of the SORs to products that the supplier supplied to us.
If we have reason to believe that a supplier is using 3TG from sources that may support conflict in the Covered Countries, we will seek to encourage it to establish an alternative source of 3TG that does not support such conflict. In addition, suppliers are guided to the Vendor's learning platform for educational materials on mitigating the risk of SORs on the supply chain.
The Vendor also directly contacts SORs that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each SOR's sourcing practices.
In addition, under our Vendor Code of Conduct, if we determine or believe at any time that a supplier has failed to comply with the standards set forth in the Vendor Code of Conduct, including those with respect to 3TG, we have the right to cease the purchase of the supplier's products without liability or obligation.
We address identified risks on a case-by-case basis. This flexible approach enables us to tailor the response to the risks identified.
4.    Audits of Due Diligence Practices of SORs
We do not have a direct relationship with SORs and do not perform or direct SOR audits. Instead, we rely on internationally recognized assessment programs, such as the RMAP, that facilitate and confirm independent third-party audits of SORs’ supply chain due diligence practices. Any SOR that has not been validated as conformant with such an audit protocol receives a communication from the Vendor encouraging the SOR to participate in a conflict-free assessment program such as the RMAP.
5.    Annual Public Reporting on Supply Chain Due Diligence
We report annually on our supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the U.S. Securities and Exchange Commission. We have published our Conflict Minerals Report for the 2020 Reporting Period on our website at https://www.cardinalhealth.com/en/about-us/corporate-citizenship/ethics-and-governance.html.
Due Diligence Results
Survey Results
For the 2020 Reporting Period, we received responses from 84% of all surveyed suppliers. CMRT submissions were reviewed and validated as discussed earlier in this report.
Smelters and Refiners
Notwithstanding our due diligence, because over half of the suppliers provided information in their CMRTs at a company level, we were unable to conclusively determine the country of origin of, or facilities used to process, the necessary 3TG in the Products for the 2020 Reporting Period. Thus, SOR information we received from our suppliers may not be relevant to any of the Products and may identify SORs that are not actually in our supply chain. In addition, a majority of suppliers indicated that they received incomplete information from their suppliers and, therefore, could not provide a comprehensive list of all SORs in their supply chains.
Annex A contains a list of the SORs reported by the suppliers. A total of 331 SORs were identified. As of May 11, 2021, 237 of these SORs, or 72%, were listed as conformant and 23, or 7%, were listed as active by the RMI. Annex B provides an aggregated list of potential countries of origin of the 3TG processed by the conformant SORs.
Cardinal Health's efforts to determine the mine or location of origin of the necessary 3TG in the Products with the greatest possible specificity consisted of the implementation of the Program and other due diligence measures described above in this Conflict Minerals Report.

Additional Risk Mitigation Steps
We took the following actions to improve our Program following the filing of our Conflict Minerals Report last year:
•Continuing Supplier Engagement. We have continued to engage a Vendor, through which we have reached out to suppliers, communicated our expectations under the Program and offered education and training for suppliers. The Vendor has encouraged suppliers to access extensive resources on due diligence and risk mitigation on the Vendor's platform and website to improve the suppliers' knowledge and practices.
•Leveraging Vendor Expertise. We have continued to utilize the Vendor's expertise in supplier surveys and supply chain traceability, which considers improvements in broader industry practice.
•Encouraged SOR Participation in Conflict-Free Validation Programs. The Vendor has conducted independent outreach on our behalf to SORs not currently participating in programs like the RMAP to encourage participation and to gather additional information on these SORs' sourcing practices.
•Continuing Evaluation of Upstream Sources. The Vendor continues to evaluate upstream 3TG sources to evaluate risk of conflict sourcing. This evaluation includes scanning for credible media reports on each SOR to flag risk issues and reviewing SORs against government watch and denied parties lists.
Forward-Looking Statements
This report includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, such as whether industry organizations and initiatives remain effective as a source of external support to us in the 3TG compliance process. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “expects,” “plans,” “intends,” “will,” “may,” and similar terms and include statements reflecting future results or guidance and statements of outlook. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. Forward-looking statements are not guarantees of future performance. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law. Subsequent events may affect our future determinations under the 3TG Rule.

ANNEX A
Identified SORs
The following is a list of SORs reported in suppliers' CMRTs. SORs that are listed as conformant by the RMI as of May 11, 2021, or that are listed by the RMI as having committed to undergo an RMAP assessment, are indicated as noted by an asterisk below.
As discussed in our Conflict Minerals Report, we are unable to determine whether any of the SORs listed in this Annex A processed the 3TG in the Products. As a result, the presence of a SOR on the list does not mean that the Products necessarily contained 3TG processed by that SOR. In addition, because the suppliers may not have identified all of the SORs in their supply chains, the products may contain 3TG processed by other SORs not listed below.

Mineral	SOR Name	SOR Location
Gold	8853 S.p.A.*	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company*	UNITED STATES
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold	Alexy Metals*	UNITED STATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited*	INDIA
Gold	Aurubis AG*	GERMANY
Gold	Bangalore Refinery*	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	C.I Metales Procesados Industriales SAS*	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux S.A.*	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining*	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	DS PRETECH Co., Ltd.*	REPUBLIC OF KOREA

Gold	DSC (Do Sung Corporation)*	REPUBLIC OF KOREA
Gold	Eco-System Recycling Co., Ltd. East Plant*	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant*	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant*	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation*	UNITED STATES
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	REPUBLIC OF KOREA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold	International Precious Metal Refiners*	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Italpreziosi*	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	KGHM Polska Miedz Spolka Akcyjna*	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Zinc Co., Ltd.*	REPUBLIC OF KOREA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.*	ANDORRA
Gold	LS-NIKKO Copper Inc.*	REPUBLIC OF KOREA
Gold	LT Metal Ltd.*	REPUBLIC OF KOREA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals*	BRAZIL
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.*	SOUTH AFRICA
Gold	Metallix Refining Inc.*	UNITED STATES
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN
Gold	NH Recytech Company	REPUBLIC OF KOREA
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Pease & Curren	UNITED STATES
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA*	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox S.A.*	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.*	NETHERLANDS
Gold	Royal Canadian Mint*	CANADA
Gold	SAAMP*	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES

Gold	Safimet S.p.A*	ITALY
Gold	SAFINA A.S.*	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals*	REPUBLIC OF KOREA
Gold	Samwon Metals Corp.	REPUBLIC OF KOREA
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyería Platería S.A.*	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	SungEel HiMetal Co., Ltd.*	REPUBLIC OF KOREA
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn*	KAZAKHSTAN
Gold	Torecom*	REPUBLIC OF KOREA
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Western Australian Mint (Trading as The Perth Mint)*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Yamakin Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Tantalum	Asaka Riken Co., Ltd.*	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CHINA

Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineracao Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	NPM Silmet AS*	ESTONIA
Tantalum	PRG Dooel*	NORTH MACEDONIA
Tantalum	QuantumClean*	UNITED STATES
Tantalum	Resind Industria e Comercio Ltda.*	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.*	JAPAN
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CHINA
Tin	Alpha*	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	BRAZIL
Tin	CRM Synergies*	SPAIN
Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa*	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondônia S.A.*	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA

Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.*	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.*	CHINA
Tin	Luna Smelter, Ltd.*	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.*	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	Metallic Resources, Inc.*	UNITED STATES
Tin	Metallo Belgium N.V.*	BELGIUM
Tin	Metallo Spain S.L.U.*	SPAIN
Tin	Mineracao Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Novosibirsk Processing Plant Ltd.*	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.*	BOLIVIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Babel Surya Alam Lestari*	INDONESIA
Tin	PT Bangka Serumpun*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT Lautan Harmonis Sejahtera*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Rajawali Rimba Perkasa*	INDONESIA
Tin	PT Rajehan Ariq*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Timah Nusantara*	INDONESIA
Tin	PT Timah Tbk Kundur*	INDONESIA

Tin	PT Timah Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	Resind Industria e Comercio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Super Ligas*	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.*	VIETNAM
Tin	Thaisarco*	THAILAND
Tin	Tin Technology & Refining*	UNITED STATES
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	CHINA
Tungsten	A.L.M.T. Corp.*	JAPAN
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.*	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	China Molybdenum Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda*	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	GEM Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon*	UNITED STATES

Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	KGETS Co., Ltd.*	REPUBLIC OF KOREA
Tungsten	Lianyou Metals Co., Ltd.*	TAIWAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)*	VIETNAM
Tungsten	Moliren Ltd*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES
Tungsten	NPP Tyazhmetprom LLC*	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA

ANNEX B
Countries of Origin
Below is an aggregated list of countries of origin from which the conformant SORs listed in Annex A are believed to have potentially sourced 3TG (which also may include other countries). The countries of origin listed below were furnished by the Vendor based on CMRT submissions and the Vendor's own research and knowledge. Some of the identified SORs also may have sourced in whole or in part from recycled or scrap sources.

Afghanistan	Liberia
Albania	Lithuania
Angola	Luxembourg
Argentina	Madagascar
Armenia	Malaysia
Australia	Mali
Austria	Mauritania
Belarus	Mexico
Belgium	Mongolia
Bermuda	Morocco
Bolivia	Mozambique
Brazil	Myanmar
Bulgaria	Namibia
Burundi	Netherlands
Cambodia	New Zealand
Canada	Niger
Central African Republic	Nigeria
Chile	Papua New Guinea
China	Peru
Colombia	Philippines
Czech Republic	Poland
Djibouti	Portugal
Dominican Republic	Republic of Korea
Democratic Republic of Congo	Russia
Ecuador	Rwanda
Egypt	Saudi Arabia
England	Sierra Leone
Estonia	Singapore
Ethiopia	Slovakia
Finland	Slovenia
France	South Africa
Germany	Spain
Ghana	Sudan
Guinea	Suriname
Guyana	Sweden
Hungary	Switzerland
India	Tanzania
Indonesia	Thailand
Ireland	Turkey
B-1

Israel	Uganda
Italy	United Arab Emirates
Ivory Coast	United Kingdom
Japan	United States of America
Kazakhstan	Uzbekistan
Kenya	Vietnam
Kyrgyzstan	Zambia
Laos	Zimbabwe

B-2